Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-8, No. 333-270764), pertaining to the 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan of Werewolf Therapeutics, Inc. of our report dated March 7, 2024, with respect to the consolidated financial statements of Werewolf Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 8, 2024